UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14C INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☒	Definitive Information Statement
☐	Confidential, of the Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

YUBO INTERNATIONAL BIOTECH LIMITED
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

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4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4)	Date Filed:

YUBO INTERNATIONAL BIOTECH LIMITED

Room 105, Building 5, 31 Xishiku Avenue, Xicheng District

Beijing, People’s Republic of China

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT March 24, 2021

Dear Yubo Stockholders:

The accompanying Information Statement (the “Information Statement”) is furnished by the Board of Directors (the “Board”) of Yubo International Biotech Limited, a New York corporation (the “Company”), to holders of record as of the close of business on March 18, 2021 (the “Stockholders”) of the Company’s Class A and Class B common stock, $0.001 par value per share (the “Common Stock”), pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of this Information Statement is to inform the Stockholders that, on March 10, 2021, the holders of a majority of the voting power of the outstanding capital stock of the Company (the “Majority Stockholders”) acted by written consent in lieu of a special meeting of the Stockholders in accordance with Section 615 of the New York Business Corporation Consolidated Laws (“NYS”) to authorize and approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock from 120,000,000 to 1,000,000,000 shares (the “Authorized Common Stock Amendment”).

The approval of the Authorized Common Stock Amendment will not become effective until at least twenty (20) calendar days after the initial mailing of this Information Statement.

No action is required by you. The NYS permit holders of a majority of the voting power of a New York corporation to take stockholder action by written consent. Accordingly, the Company will not hold a meeting of the Stockholders to consider or vote upon the Authorized Common Stock Amendment. This Information Statement is furnished solely for the purpose of informing the Stockholders of the actions described herein before such actions take effect in accordance with Rule 14c-2 promulgated under the Exchange Act. This Information Statement is being distributed to the Stockholders on or about March 24, 2021. We encourage you to read this Information Statement carefully for further information regarding the corporate actions described herein

Please note that the Majority Stockholders have voted to approve the Authorized Common Stock Amendment. The number of votes held by the Majority Stockholders executing the written consent is sufficient to satisfy the stockholder vote requirement for these actions under the applicable law and the Company’s charter documents, so no additional votes will consequently be needed to approve the corporate actions described herein.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

/s/ Lina Liu
Lina Liu
Chief Financial Officer
Beijing, China
March 24, 2021

YUBO INTERNATIONAL BIOTECH LIMITED

Room 105, Building 5, 31 Xishiku Avenue, Xicheng District

Beijing, People’s Republic of China

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C PROMULGATED THEREUNDER

INTRODUCTORY STATEMENT

Date and Purpose of Written Consent

Yubo International Biotech Limited (the “Company”) is a New York corporation with principal executive offices located at Room 105, Building 5, 31 Xishiku Avenue, Xicheng District, Beijing, People’s Republic of China. Our telephone number is +86 (010) 6615-5141. On March 10, 2021, stockholders holding 64,911,600 shares of our Class A Common Stock, which constitutes a majority of the voting power of the Company, and the Company’s Board of Directors (the “Board”) took action by written consent approving and adopting an amendment to the Company’s Certificate of Incorporation, as amended, increasing the number of authorized shares of Class A Common Stock from one hundred twenty million (120,000,000) to one billion (1,000,000,000) (the “Authorized Common Stock Amendment”).

This Information Statement is being distributed by the Board to the holders of record (the “Stockholders”) of the Company’s Common Stock as of March 18, 2021 (the “Record Date”) to notify the Stockholders that the Majority Stockholders have taken action by written consent, in lieu of a special meeting of the Stockholders, approving the Authorized Common Stock Amendment. The required vote was obtained on March 10, 2021 in accordance with the relevant sections of the NYS and the Company’s Certificate of Incorporation, as amended and Bylaws. This Information Statement is being delivered only to inform you of the corporate actions described herein in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Section 615 of the NYS generally provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

Copies of this Information Statement are expected to be mailed on or about March 24, 2021 to the Stockholders as of the Record Date. The filing of a Certificate of Amendment to the Company’s Certificate of Incorporation, as amended, with the New York Department of State reflecting the Authorized Common Stock Amendment will not be completed until at least twenty (20) calendar days after the initial mailing of this Information Statement.

Proxies

No proxies are being solicited. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Dissenting Stockholders

Under the NYS, the dissenting Stockholders are not entitled to appraisal rights with respect to the approval of the Authorized Common Stock Amendment or the Corporate Name Change, and we will not independently provide the Stockholders with any such right.

Information Statement Costs

The entire cost of furnishing this Information Statement, including the preparation, assembly and mailing of this Information Statement, will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and may reimburse such persons for their reasonable charges and expenses in connection therewith.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

PLEASE NOTE THAT THE COMPANY’S MAJORITY STOCKHOLDERS HAVE VOTED TO APPROVE THE AUTHORIZED COMMON STOCK AMENDMENT. THE NUMBER OF VOTES HELD BY THE STOCKHOLDERS EXECUTING THE WRITTEN CONSENT IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR SUCH ACTIONS UNDER APPLICABLE LAW AND THE COMPANY’S CHARTER DOCUMENTS, SO NO ADDITIONAL VOTES WILL BE NEEDED TO APPROVE THESE ACTIONS. THIS IS NEITHER A REQUEST FOR YOUR VOTE NOR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE APPROVAL OF THE AUTHORIZED COMMON STOCK AMENDMENT, AND TO PROVIDE YOU WITH INFORMATION ABOUT THE AUTHORIZED COMMON STOCK AMENDMENT AS WELL AS THE BACKGROUND OF THIS CORPORATE ACTION.

THE AUTHORIZED COMMON STOCK AMENDMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THIS ACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT, AND ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

FORWARD-LOOKING STATEMENTS

This Information Statement and the other reports filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to differ materially from the results, performance or achievements expressed or implied by any such forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project,” or other variations on these words or words of similar import. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors. In light of these uncertainties, Stockholders are cautioned not to place undue reliance on the information contained in forward-looking statements. Except as specified in the applicable SEC regulations, the Company is not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

VOTE REQUIRED TO APPROVE THE PROPOSAL

The approval and adoption of the Authorized Common Stock Amendment requires the consent of the holders of a majority of the voting power of the Company. Holders of the Company’s Class A Common Stock are entitled to one (1) vote with respect to each share of Class A Common Stock issued and outstanding and holders of the Company’s Class B Common Stock are entitled to five (5) votes with respect to each share of Class B Common Stock issued and outstanding.

As of the Record Date, there were 118,177,885 shares of Class A and 4,447 shares of Class B Common Stock issued and outstanding. For the approval of the Corporate Name Change, the affirmative vote of a majority of the shares of Class A and Class B Common Stock, voting as a single class, outstanding and entitled to vote was required.

CONSENTING MAJORITY STOCKHOLDERS

On March 10, 2021, Stockholders in aggregate holding 64,911,600 shares of Class A Common Stock, or approximately 55% of the issued and outstanding Common Stock of the Company, delivered a written consent to us approving and adopting the corporate actions described in this Information Statement. For a detailed breakdown of the beneficial ownership of our Common Stock, please see “Security Ownership of Certain Beneficial Owners and Management” below.

Pursuant to Section 14(c) of the Exchange Act and the rules promulgated thereunder, the Authorized Common Stock Amendment, being subject to approval of the Stockholders, cannot become effective until at least 20 calendar days after the initial mailing of this Information Statement to the Stockholders.

STOCKHOLDER ACTION NO. 1

AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CLASS A COMMON STOCK

General Information

As of the date hereof, pursuant to our Certificate of Incorporation, as amended, we are authorized to issue up to one hundred twenty million (120,000,000) shares of Class A Common Stock. Pursuant to the Authorized Common Stock Amendment, we propose to increase our authorized shares of Class A Common Stock from one hundred twenty million (120,000,000) to one billion (1,000,000,000) shares of Class A Common Stock.

The Majority Stockholders representing a majority of the Company’s outstanding voting capital stock have given their written consent to increase the authorized number of shares of Class A Common Stock. Under the NYS, the consent of the holders of a majority of the voting power is effective as stockholders’ approval. We will file a Certificate of Amendment to the Company’s Certificate of Incorporation, as amended, with the New York Department of State in order to increase the number of authorized shares of Class A Common Stock from one hundred twenty million (120,000,000) to one billion (1,000,000,000) shares of Class A Common Stock no earlier than (20) calendar days from the date of mailing of this Information Statement. A copy of the form of Certificate of Amendment to the Company’s Certificate of Incorporation is attached hereto as Annex A.

The Amendment will not result in any changes to the issued and outstanding shares of Common Stock of the Company and will only affect the number of shares of Class A Common Stock that may be issued by the Company in the future.

Reasons for the Amendment

The primary purpose of the Authorized Common Stock Amendment is to make available for future issuance by us additional shares of Class A Common Stock and to have a sufficient number of authorized and unissued shares of Class A Common Stock to maintain flexibility in our corporate strategy and planning. We believe that it is in the best interests of our Company and our Stockholders to have additional authorized but unissued shares available for issuance to meet business needs as they arise. The Board believes that the availability of additional shares will provide our Company with the flexibility to issue Class A Common Stock for possible future financings, stock dividends or distributions, acquisitions, stock option plans, and other proper corporate purposes that may be identified in the future by the Board, without the possible expense and delay of holding a special Stockholders’ meeting. The issuance of additional shares of Class A Common Stock may have a dilutive effect on earnings per share and, for Stockholders who do not purchase additional shares to maintain their pro rata interest in our Company, on such Stockholders’ percentage voting power.

The authorized shares of Class A Common Stock in excess of those issued will be available for issuance at such times and for such corporate purposes as the Board may deem advisable, without further action by our Stockholders, except as may be required by applicable law or by the rules of any stock exchange or national securities association trading system on which the securities may be listed or traded. Upon issuance, such shares will have the same rights as the outstanding shares of Class A Common Stock. Holders of Class A Common Stock have no preemptive rights. The availability of additional shares of Class A Common Stock is particularly important in the event that the Board determines to undertake any actions on an expedited basis and thus to avoid the time, expense and delay of seeking Stockholder approval in connection with any potential issuance of Class A Common Stock, of which we have none contemplated at this time other than as discussed herein.

Other than as described herein, we have no arrangements, agreements, understandings, or plans at the current time for the issuance or use of the additional shares of Class A Common Stock proposed to be authorized pursuant to the Authorized Common Stock Amendment. The Board does not intend to issue any Class A Common Stock except on terms which the Board deems to be in the best interests of our Company and its then existing Stockholders.

Principal Effects on Outstanding Class A Common Stock

The increase in the authorized Class A Common Stock will affect the rights of existing holders of Common Stock to the extent that future issuances of Class A Common Stock will reduce each existing Stockholder’s proportionate ownership and may dilute earnings per share of the Common Stock outstanding at the time of any such issuance. The Authorized Common Stock Amendment will be effective upon the filing of the Certificate of Amendment to the Company’s Certificate of Incorporation with the New York Department of State.

Potential Anti-Takeover Aspects and Possible Disadvantages of Stockholder Approval of the Increase

The increase in the authorized number of shares of Class A Common Stock could have possible anti-takeover effects. These authorized but unissued shares could, within the limits imposed by applicable law, be issued in one or more transactions that could make a change of control of the Company more difficult, and therefore more unlikely. The additional authorized shares could be used to discourage persons from attempting to gain control of the Company by diluting the voting power of shares then outstanding or increasing the voting power of persons that would support the Board in a potential takeover situation, including by preventing or delaying a proposed business combination that may be opposed by the Board although perceived to be desirable by some Stockholders. The Board does not have any current knowledge of any effort by any third party to accumulate our securities or obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise.

While the Authorized Common Stock Amendment may have anti-takeover ramifications, our Board believes that the financial flexibility offered by the Authorized Common Stock Amendment outweighs any potential disadvantages. To the extent that the Authorized Common Stock Amendment may have anti-takeover effects, the Authorized Common Stock Amendment may encourage persons seeking to acquire our Company to negotiate directly with the Board, enabling the Board to consider the proposed transaction in a manner that best serves our Stockholders’ interests.

Other than as set forth above, there are currently no plans, arrangements, commitments or understandings for the issuance of additional shares of Class A Common Stock.

Amendment

The first paragraph of Article 3 of the Company’s Certificate of Incorporation will be amended to read as follows:

“The aggregate number of shares that the Corporation will have authority to issue is one billion eight million seven hundred fifty thousand (1,008,750,000), divided in three classes: (i) five million (5,000,000) of preferred stock par value $0.01 per share (the “Preferred Stock”), (ii) three million seven hundred and fifty thousand (3,750,000) of Class B common stock par value $0.001 per share (the “Class B Common Stock”), and one billion (1,000,000,000) of Class A common stock par value $0.001 per share (the “Class A Common Stock”).”

A copy of the Certificate of Amendment to the Company’s Certificate of Incorporation is attached hereto as Annex A.

Vote Required

The affirmative vote of a majority of the shares of outstanding Common Stock, voting as a single class, entitled to vote was required to approve the Authorized Common Stock Amendment.

No Dissenter’s Rights

Under the NYS, the dissenting Stockholders are not entitled to appraisal rights with respect to the Authorized Common Stock Amendment, and we will not independently provide the Stockholders with any such right.

Security Ownership of CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 10, 2021, with respect to the beneficial ownership of our common stock for (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock. As of March 10, 2021, there were 118,177,885 shares of Class A common stock and 4,447 shares of Class B common stock outstanding.

To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)	Percentage of Class Beneficially Owned (3)
Directors and Executive Officers

Jun Wang Room 105, Building 5, 31 Xishiku Avenue Xicheng District, Beijing, PRC	39,943,800	33.80%

Yang Wang Room 105, Building 5, 31 Xishiku Avenue Xicheng District, Beijing, PRC	19,211,400	16.26%

Zhihui Bai Room 105, Building 5, 31 Xishiku Avenue Xicheng District, Beijing, PRC	2,496,780	2.11%

Lina Liu Room 105, Building 5, 31 Xishiku Avenue Xicheng District, Beijing, PRC	5,098,439	4.31%

All Officers and Directors as a Group	66,750,419	56.48%

5% Stockholders

FlyDragon International Limited Wickham’s Cay II,P.O.Box 2221 Road Town, Tortola, British Virgin Islands	39,943,800	33.80%

ChinaOne Technology Limited Wickham’s Cay II,P.O.Box 2221 Road Town, Tortola, British Virgin Islands	19,211,400	16.26%

Boao Biotech Limited Wickham’s Cay II,P.O.Box 2221 Road Town, Tortola, British Virgin Islands	24,967,800	21.13%

Focus Draw Group Limited Wickham’s Cay II,P.O.Box 2221 Road Town, Tortola, British Virgin Islands	13,829,400	11.70%

FocusOne Technology Group Limited Wickham’s Cay II,P.O.Box 2221 Road Town, Tortola, British Virgin Islands	11,524,500	9.75%

_________________

(1)

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within sixty (60) days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2)	Excludes any of our Class B common stock.
(3)	Represents the percentage of ownership of our Class A common stock only.

REASONS WE USED STOCKHOLDER CONSENT AS OPPOSED TO SOLICITATION OF STOCKHOLDER APPROVAL VIA PROXY STATEMENT AND SPECIAL MEETING

The Authorized Common Stock Amendment requires Stockholder approval. Stockholder approval could have been obtained by us in one of two ways: (i) by the dissemination of a proxy statement and subsequent majority vote in favor of the actions at a Stockholder meeting called for such purpose; or (ii) by a written consent of the Stockholder(s) of a majority of the voting power of the outstanding Common Stock. However, the latter method, while it represents the requisite Stockholder approval, is not deemed effective until twenty (20) days after this Information Statement has been mailed to all of our Stockholders giving them notice and informing them of the corporate actions approved by such consent.

Given that we have already secured the affirmative consent of the Majority Stockholders to the Authorized Common Stock Amendment, we determined that it would be a more efficient use of limited corporate resources to forego the dissemination of a proxy statement and subsequent majority vote in favor of the actions at a Stockholders’ meeting called for such a purpose, and rather proceed through the written consent of the Majority Stockholders. Spending the additional time, money and other resources required by the proxy and meeting approach would have been potentially wasteful and, consequently, detrimental to completing these corporate actions in a manner that is timely and efficient for the Company and the Stockholders.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS ACTED UPON

Except as described herein, no director, officer, nominee for election as a director, associate of any director, officer of nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matters described herein which is not shared by all other Stockholders pro rata in accordance with their respective interest. No director has informed the Company that he intends to oppose any of the corporate actions to be taken by the Company as set forth in this Information Statement.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one copy of this Information Statement is being delivered to multiple stockholders sharing an address, unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of this Information Statement was delivered. A stockholder may call our principal executive offices at +86 (010) 6615-5141 or mail a written request to Yubo International Biotech Limited, Attention: Secretary, Room 105, Building 5, 31 Xishiku Avenue, Xicheng District, Beijing, People’s Republic of China, to request:

☐	a separate copy of this Information Statement;

☐	a separate copy of Information Statements in the future; or

☐	delivery of a single copy of Information Statements, if such stockholder is receiving multiple copies of those documents.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We are subject to the informational reporting requirements of the Exchange Act and file annual, quarterly, current and other reports, proxy statements and other information required under the Exchange Act with the SEC. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of such materials and information from the SEC can be obtained at existing published rates from the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The SEC also maintains a site on the Internet at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, which may be downloaded free of charge.

ANNEX A

NEW YORK STATE OF OPPORTUNITY. | Division of Corporations, State Records and Uniform Commercial Code

New York State
Department of State
DIVISION OF CORPORATIONS, STATE RECORDS AND UNIFORM COMMERCIAL CODE
One Commerce Plaza
99 Washington Ave.
Albany, NY 12231-0001
www.dos.ny.gov

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF

YUBO INTERNATIONAL BIOTECH LIMITED

(Insert the Current Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

FIRST: The current name of the corporation is:

YUBO INTERNATIONAL BIOTECH LIMITED.

If the name of the corporation has been previously changed, the name under which it was originally formed is:

MAGNA-LAB INC..

SECOND: The date of filing of the certificate of incorporation with the Department of State is:

February 22,1991.

THIRD: The amendment effected by this certificate of amendment is as follows:

The subject matter and full text of each amended paragraph must be stated.

FOR EXAMPLE, a certificate of amendment changing the name of the corporation would read as follows:

Paragraph FIRST of the Certificate of Incorporation relating to the name of the corporation is amended to read in its entirety as follows:

FIRST: The name of the corporation is (....new name....).

Paragraph Fourth of the Certificate of Incorporation relating to:

The current authorized shares of 120,000,000 Class A Common stock are to be increased to 1,000,000,000; the current authorized shares of 3,750,000 Class B Common stock and 5,000,000 of Preferred stock are to remain with no change is amended to read in its entirety as follows:

DOS-1554-f (Rev. 03/17) Page 1 of 3

Paragraph ____________ of the Certificate of Incorporation relating to

____

____

is amended to read in its entirety as follows:

____.

FOURTH: The certificate of amendment was authorized by: *(Check the appropriate box)*

☐ The vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

☒ The vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares.

X Lina Liu
(Signature)

Lina Liu
(Name of Signer)

Chief Financial Officer
(Title of Signer)

DOS-1554-f (Rev. 03/17) Page 2 of 3

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF

YUBO INTERNATIONAL BIOTECH LIMITED

(Insert Current Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

Filer's Name and Mailing Address:

Nicole Jeong

Name:

Greenberg Traurig, LLP

Company, if Applicable:

2375 East Camelback Rd., Suite 700

Mailing Address:

Phoenix, AZ 85016

City, State and Zip Code:

NOTES:

1. The name of the corporation and its date of incorporation provided on this certificate must exactly match the records of the Department of State. This information should be verified on the Department of State's website at www.dos.ny.gov.
2. This form was prepared by the New York State Department of State. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores.
3. The Department of State recommends that all documents be prepared under the guidance of an attorney.
4. The certificate must be submitted with a **$60** filing fee.

For Office Use Only

DOS-1554-f (Rev. 03/17) Page 3 of 3